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                                                                   EXHIBIT 10.36

Separation Agreement

                    SEPARATION AND GENERAL RELEASE AGREEMENT

        THIS SEPARATION AND GENERAL RELEASE AGREEMENT (the "Agreement") is made as of this 31st day of May, 2001, by and between Steven J. Merker ("Employee"), and Standard Automotive Corporation ("SAC"), a Delaware Corporation.

        WHEREAS, Employee was employed by SAC in the position of Chairman and in various other executive capacities;

        WHEREAS, Employee's employment with SAC and from all SAC related positions will be terminated effective June 2, 2001, (the "Termination Date") in connection with a restructuring;

        WHEREAS, SAC is providing Employee with twelve (12) months of severance compensation and other valuable considerations;

        WHEREAS, SAC wishes to be protected from competition by Employee for an eighteen (18) month period, on terms and conditions set forth herein; and

        WHEREAS, Employee and SAC wish to settle and resolve all disputes and all claims or potential claims and demands whatsoever that Employee may have against SAC on the terms set forth herein, and for that reason have entered into this Agreement;

        NOW THEREFORE, for good and valuable consideration, Employee and SAC hereby agree as follows:

        1. Payment to Employee. In consideration for the covenants undertaken and the release given herein by Employee, SAC agrees to pay Employee, subject to the provisions in Paragraph 14, twelve (12) months salary, in the amount of Two Hundred Seventy Thousand Dollars and No Cents ($270,000.00), less standard income and payroll tax withholding and deductions, paid in accordance with SAC's normal practices for payroll payments. SAC's obligation to make such payments will cease if Employee does not sign this Agreement within the time period provided below in Paragraph 6.

        SAC agrees to pay the lease payment on employee's Land Rover Discovery through lease expiration, but not beyond August 31, 2001. Employee is responsible for all excess mileage and lease termination charges.

        SAC will provide Employee with life insurance under the existing policy for one year from the Termination Date. The parties agree that SAC paid life insurance coverage will end May 31, 2002.

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Separation Agreement

        2. Health Care Benefits and COBRA: In Further consideration of the covenants undertaken and the release given herein by Employee, Employee will continue to be enrolled for health care benefits for the twelve (12) Month Period, subject to the provisions in Paragraph 14. At the end of this period, SAC will provide Employee with a COBRA notice and election and Employee can elect Cobra coverage for the period permitted by law at Employee's expense. Employee acknowledges that SAC's obligation to continue Employee's health care coverage during the twelve (12) Month Period following the termination date or to provide COBRA coverage shall cease (1) once Employee is eligible for other group health care coverage, (2) Employee fails to pay the required contribution within the applicable time limits established by SAC, or (3) one or more of the health care coverage programs are terminated, unless another program is established as its replacement.

        3. No Other Payments of Benefits. Except as provided above, Employee's coverage under or participation in all other SAC benefit, compensation, and insurance plans and programs shall terminate as of the Termination Date. The parties recognize and agree that Employee is entitled to no other benefits, compensation, payments, or insurance coverage of any kind or nature from SAC, including, without limitation, salary, bonus, severance pay, incentive pay, vacation pay, disability insurance, life insurance, pension, or any other employee or fringe benefits of SAC except as expressly provided in this Agreement. The parties further recognize and agree, however, that nothing in this Paragraph or this Agreement affects Employee's entitlement to 401(k) and pension contributions accruing on or before the Termination Date.

        4. Employee's Cooperation. In consideration for the covenants undertaken herein by SAC, Employee agrees to cooperate with SAC as reasonably requested to assist in making a management transition.

        5. Comprehensive And General Release by Employee. Subject to SAC's compliance with its obligation hereunder, in consideration for the covenants undertaken herein by SAC, Employee hereby releases, discharges, and covenants not to sue SAC, its direct or indirect parents, subsidiaries, affiliates, and related companies, and its and their past and present directors, officers, employees, attorneys, representatives, members, insurers, agents, successors, and assigns (individually and collectively the "SAC RELEASEES") from and with respect to any and all actual or potential actions, claims, and demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which against the SAC Releasees or any of then Employee ever had, now has, or hereafter can, shall, or may have for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of this Agreement, including without limitation any and all claims: (a) arising out of or in any way relating to Employee's employment with SAC or his/her separation from that employment; (b) arising out of or in any way relating to any transactions, occurrences, acts, statements, disclosures, or omissions occurring prior to the


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Separation Agreement

date of this Agreement; (c) arising out of or in any way relating to any claims under common law; (d) arising out of or in any way relating to any claims under any federal, state, or local statute, regulation, ordinance, or other law prohibiting discrimination on the basis of age, sex, race, color, religion, disability, or national origin, including Title VII of the civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, and of the New York and New York City General Laws; or (e) for salary, bonuses, commissions, severance pay, vacation pay, travel privileges, disability, life insurance, medical insurance, or any other fringe benefit of or from SAC. IT IS THE EXPRESS INTENT OF THE PARTIES THAT THE RELEASE PROVIDED HEREIN BY EMPLOYEE BE A GENERAL, FULL, AND COMPREHENSIVE RELEASE, TO THE FULLEST EXTENT PERMITTED BY LAW, AS TO EACH AND ALL THE SAC RELEASEES.

        6. ADEA Waiver: Employee shall have a period of twenty-one (21) days to reflect on this Agreement before executing it and an additional period of seven
(7) days after executing the Agreement to revoke it. The parties further recognize and agree that this provision is intended to ensure an effective waiver of any claims by Employee under the Federal Age Discrimination Act, as amended by the Older Workers Benefit Protection Act of 1990. By his/her signature below, Employee warrants and represents that he/she has been given twenty one (21) days prior to his/her execution of this Agreement to reflect on this Agreement and all material changes thereto, that in the event he/she executes this Agreement before that full twenty one (21) days he/she does so knowingly and voluntarily and with the intention of waiving any remaining time in that twenty one (21) day reflection period, that he/she understands all of the terms of this Agreement, that he/she has been encouraged to consult with an attorney prior to executing this Agreement, and that he/she knowingly and voluntarily enters into this Agree in all respects. The parties further agree that Employee is not entitled to any payment or compensation of any kind of nature whatsoever in the event that he/she revokes this Agreement or elects not to enter into this Agreement. Employee further acknowledges that any payment or compensation made prior to revocation must be returned in full to SAC. The parties further intend and agree that this Agreement, if executed and not revoked within seven (7) days after that execution, shall constitute an effective waiver of any claim of any age discrimination claims and of any other claim of whatever kind or nature by Employee against any of the RELEASEEES as defined in this Agreement.

        7. Length of Offer. Employee shall have 21 days from the day this Agreement is delivered to Employee to consider whether to accept this separation offer, and this Agreement is delivered to Employee to consider whether to accept this separation offer, and this offer shall expire if SAC has not received Employee's executed Agreement by the end of this period. This Agreement was delivered to Employee on Thursday, May 31, 2001.


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Separation Agreement

        8. Non-Disclosure of Confidential Information. Employee acknowledges that SAC and its affiliates have exclusive proprietary rights to all of their respective sales, financial, pricing, production, distribution, contractual, and marketing information, and all products, formulas, designs, practices, techniques, trade secrets, research, customer lists, computer programs and other computer-related data, and technical requirements of customers, unless such information is in the public domain (collectively "Confidential Information"). Employee agrees to sign all rights he/she might otherwise possess in any Confidential Information to SAC. Employee further agrees that he/she will not at any time in the future, directly or indirectly, use, communicate, disclose, disseminate, publish, or otherwise put in the public domain or before any private entity, and Confidential Information or any other information of a secret, proprietary, confidential, or generally undisclosed nature relating to SAC or its affiliates, or their programs, operations, and activities, unless compelled by process of law, following the provision of prompt notice to SAC.

        9. Return of Confidential Information. Employee acknowledges that all documents, records, notebooks, notes memoranda, computer records or source documentation, and other repositories of Confidential Information or any other information of a secret, proprietary or confidential nature relating to SAC or its affiliates or to any of their programs, operations, and activities made or compiled by him/her at any time or made available to him/her prior to or during the term of his/her employment with SAC, including any and all copies thereof, are the property of SAC. Employee agrees to deliver and return all such repositories of Confidential Information, and all copies thereof, to SAC within ten (10) days after the Termination Date. If Employee discovers Confidential Information that he/she in good faith overlooked and did not return during the first ten (10) days after his/her Termination Date, SAC agrees to allow him/her to deliver and return such newly discovered Confidential documents within ten
(10) days of discovery.

        10. Non-Solicitation. In further consideration of the covenants undertaken herein by SAC, Employee hereby agrees that for a period of eighteen
(18) months following the Termination date, he/she will not solicit, or cause other persons to solicit, directly or indirectly, employees of SAC or its affiliates to discontinue their employment relationship with SAC or its affiliates, he/she will not interfere with the contractual relationships or relationships under negotiation of SAC or its affiliates, he/she will not induce or attempt to induce any clients of SAC or its affiliates to discontinue their relationship with SAC or its affiliates, and he/she will not disparage SAC, its affiliates, or its executives.

        11. Non-Competition. Employee acknowledges that the services he/she has provided to SAC are unique. Employee also acknowledges that his/her employment and his/her position with SAC gave him/her access to confidential and highly sensitive non-public trade secret information of substantial importance


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and value to SAC and its affiliates, including but not limited to trade secrets, computer programs, marketing information, techniques, distribution, price information, customer lists, and research and development data. In recognition of these facts, and in further consideration of the covenants undertaken herein and the payments to be made hereunder by SAC, Employee hereby agrees that for a period of eighteen (18) months following the Termination Date, he/she will not, directly or indirectly, without the prior written consent of SAC, be employed, provide consultative service with or without pay, manage, join, participate in, or be connected as a majority stockholder, partner, or otherwise with, any business involving the truck body and trailer industry, shipping container chassis industry, refuse body or refuse trailer industry, aerospace or aircraft parts industries, precision manufactured components for the nuclear industry, or environmental consulting businesses. Furthermore, employee agrees not to work for any business or organization that competes directly or indirectly with any of SAC's operating companies in existence on the termination date. SAC agrees the employee may work for the "IPC LOI companies" as long as they do not compete directly or indirectly with SAC during the eighteen (18) month non-compete period following the Termination Date.

        12. Notwithstanding anything to the contrary contained in the Agreement, SAC acknowledges and agrees that Employee will not be deemed in breach of the restrictions or obligations set forth in Paragraphs 8 through 11 by reason of Employee's involvement, directly or indirectly, with Invatech and/or Industrial Precision Corp. ("IPC"), as a shareholder, consultant, manager, officer, director or in any other capacity with respect to said corporations. SAC further acknowledges and agrees that any and all information in Employee's possession concerning the IPC-LOI companies approved by SAC's Board of Directors shall in no way be construed as "Confidential Information" for purposes of this agreement.

        13. Commitment Not To Apply: In consideration for the covenants undertaken herein by SAC, Employee agrees that he/she will not now or at any time in the future apply for employment or re-employment with SAC, any of its direct or indirect subsidiaries, or any of its franchised dealers. SAC reserves the right to waive this restriction, but any such waiver must be in writing and signed by the President and Chief Executive Officer.

        14. Equitable Relief. Employee acknowledges that irreparable harm would result to SAC if the provisions of Paragraphs 8 through 11, or any of them, were breached by Employee and that any remedy at law for such breach or breaches would be inadequate. Accordingly, in the event of the breach or threatened breach by Employee of any of Paragraphs 8 through 11 hereof, SAC shall be entitled to injunctive relief in addition to any other remedies it may have under the terms of this Agreement or under the law, including, without limitation, recovery of attorneys fees and costs, to the extent allowed by law, for enforcement of this Agreement.

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Separation Agreement

        15. Repayment Upon Breach. Employee agrees that in the event a court of law issues a final determination that employee has breached any of the provisions of Paragraphs 8 through 11, SAC shall cease providing any of the payments or continued benefits provided for in Paragraphs 1 and 2, and that he/she will immediately repay to SAC the payments previously made by SAC referred to in Paragraphs 1 and 2. Except as set forth in the proceeding sentence SAC agrees it will not suspend payments or employee benefits required under this agreement. Employee agrees that this amount, in total, will be due and owing as set forth above and that, if not immediately paid in full to SAC upon demand, any outstanding amount will incur 10% interest compounded annually, until paid in full. The prevailing party shall further be entitled to recovery of attorney's fees and costs, to the extent allowed by law, for enforcement of this Agreement.

        16. Confidentiality: Employee and SAC agree to keep all aspects of this Agreement confidential. Notwithstanding the foregoing, Employee may disclose the terms of this Agreement to the Internal Revenue Service, to his/her attorneys and financial advisors, provided that such persons are advised of the confidential nature of this Agreement and agree to maintain any information provided to them regarding this Agreement in strict confidence.

        17. No Admission: While this Agreement resolves all issues between Employee and SAC relating to any alleged violation of any state, federal, or local law, regulation, or ordinance, this Agreement does not constitute an adjudication or finding on the merits and it is not, and shall not be construed as, an admission by SAC of any violation of any policies, procedures, state, federal, or local laws, regulations, or ordinances. Neither this Agreement nor anything in this Agreement shall be construed to be admissible in any proceeding as evidence of or an admission by either party of any violation of any policies, procedures, state, federal, or local laws, regulations, or ordinances, or of any wrongdoing by either party; provided, however, that this Agreement shall be admissible only in any proceeding to enforce its terms:

        18. Complete Agreement: This Agreement is an integrated document and constitutes and contains the complete understanding and agreement of the parties with respect to the subject matter addressed herein and supersedes and replaces all prior negotiations and agreements of any kind or nature between Employee and SAC, whether written or oral.

        19. Severability: If any of the provisions, terms, or clauses of this Agreement are held invalid, illegal, unenforceable, or ineffective, such provisions, terms, and clauses shall be deemed severable such that all other provisions, terms, and clauses of this Agreement shall remain valid and binding upon the parties.


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Separation Agreement

        20. Governing Law: This Agreement is deemed to have been executed and delivered within the State of New York, and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflict of laws.

        21. Currency: It is agreed and understood by the parties hereto that all payments referenced herein shall be made in U.S. dollars.

        22. Counterparts: This Agreement may be executed in counterparts and each counterpart when executed shall have the effect of a signed original. Photographic copies of such signed counterparts may be sued in lieu of the original for any purpose.

        23. Certification: BY THEIR AUTHORIZED SIGNATURES BELOW, THE PARTIES TO THIS AGREEMENT CERTIFY THAT THEY AGREE TO ALL OF THE TERMS OF THIS AGREEMENT, THAT THEY HAVE HAD AN OPPORTUNITY TO DISCUSS THOSE TERMS WITH ATTORNEYS OR ADVISORS OF THEIR OWN CHOOSING, AND THAT THEY HAVE SIGNED THIS AGREEMENT VOLUNTARILY AND WITH FULL UNDERSTANDING OF ITS LEGAL CONSEQUENCES.

        24. Requirement that SAC Board of Directors Approve this Agreement: SAC and the Employee agree that a majority of SAC's Board of Directors must review and approve this agreement for the agreement to be valid.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed and delivered at New York, NY as of the date first written above.

EMPLOYEE                           Standard Automotive Corporation

/s/ Steven J. Merker               By: /s/ James F. O'Crowley III
-------------------------------       ----------------------------------------


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